Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of EastBridge Investment Group Corporation (the “Company”) on Form S-8 of our audit report dated April 7, 2011, on the financial statements of the Company as of December 31, 2010 of the annual Form 10-K of the Company.

TARVARAN ASKELSON & COMPANY, LLP

/s/ Tarvaran, Askelson & Company

Laguna Niguel, California
March 6, 2012